Materion Corporation Reports Strong Fourth Quarter and Record Full-Year 2023 Financial Results and Provides 2024 Outlook

MAYFIELD HEIGHTS, Ohio - February 15, 2024 - Materion Corporation (NYSE: MTRN) today reported fourth quarter and record full-year 2023 financial results, provided 2024 earnings guidance and shared an update on key strategic initiatives.

Fourth Quarter 2023 Financial Summary
•Net sales were $421.0 million; value-added sales1 were $289.7 million
•Net income was $19.5 million, or $0.93 per share, diluted, and adjusted earnings of $1.41 per share

Full-Year 2023 Highlights
•Net sales were $1.67 billion; value-added sales were $1.13 billion, a record for the company, up 1% from prior year despite significant semiconductor market weakness
•Net income of $95.7 million, versus $86.0 million in the prior year
•Earnings per share of $4.58, diluted, versus $4.14 in the prior year, and record adjusted earnings of $5.64 per share, versus $5.27 in the prior year, an increase of 7%
•Adjusted EBITDA2 of $217.7 million, or 19.3% of value-added sales, both records for the company, versus $196.0 million, or 17.6% in the prior year, with 170 bps of margin expansion year on year

Newly Announced Customer Partnerships
•Announced three new advancements as we continue to strengthen our organic pipeline
◦Secured a fourth order valued at $36 million to supply critical materials for space propulsion systems
◦Awarded $4 million from a government agency for the development of additive manufacturing processes for advanced materials to serve the Aerospace, Defense and Energy markets
◦Secured another customer contract to supply optical components for LIDAR technologies within NextGen autonomous vehicle applications in Europe

“I am proud of our global team for delivering another record year, despite the significant headwinds facing our largest end market,” Materion President and CEO Jugal Vijayvargiya said. “Our strong performance reflects the power of our diverse megatrend aligned portfolio, which continues to open new pathways for growth, and the importance of our relentless focus on driving operational excellence.”

“We have made remarkable progress expanding our margins, despite market softness,” Vijayvargiya said. “These efforts, combined with the continued strength of our organic pipeline, leave us well-positioned to take advantage of the market recoveries as they develop.”

FOURTH QUARTER 2023 RESULTS
Net sales for the quarter were $421.0 million, compared to $434.6 million in the prior year period. Value-added sales were $289.7 million for the quarter, down 4% from prior year due to significant semiconductor market weakness, partially offset by strength in aerospace & defense.

Operating profit for the quarter was $27.6 million and net income was $19.5 million, or $0.93 per diluted share, compared to operating profit of $39.2 million and net income of $28.8 million, or $1.38 per share, in the prior year period.

Excluding special items3 primarily related to targeted cost improvement initiatives and precision clad strip start-up costs, adjusted EBITDA was $53.3 million in the quarter, compared to $55.6 million in the prior year period. The strong performance was driven mainly by focused operational execution and improved mix, despite softer volume.

Adjusted net income was $29.6 million excluding acquisition amortization, or $1.41 per diluted share, compared to $1.49 per share in the prior year period.

FULL-YEAR 2023 RESULTS
Net sales for the year were $1.67 billion, compared to $1.76 billion in the prior year. Value-added sales were $1.13 billion for the year, up 1% from prior year due to strength in aerospace & defense and precision clad strip, offset by softness in several key end markets.

Operating profit for the year was $136.4 million and net income was $95.7 million, or $4.58 per diluted share, compared to operating profit of $119.8 million and net income of $86.0 million, or $4.14 per diluted share, in the prior year.

Excluding special items, adjusted EBITDA for the year was $217.7 million, compared to $196.0 million in the prior year. The increase was driven mainly by strong operational performance, including the targeted cost improvement initiatives, and improved mix driven by new business.

Adjusted net income was $118.0 million excluding acquisition amortization, or $5.64 per diluted share, an increase of 7% compared to $5.27 per diluted share in the prior year.

OUTLOOK
While we expect some of our key end markets to remain challenged in the near term due to macroeconomic conditions, we expect another year of record results driven by our organic pipeline and close customer partnerships. We believe these growth drivers, along with continued operational excellence and targeted cost improvement initiatives, will help drive earnings growth. With this, we are guiding to the range of $6.10 to $6.50 for full year 2024 adjusted earnings per share, an increase of 12% from prior year at the midpoint.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, February 15, 2024. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 570395. A replay of the call will be available until February 29, 2024 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 49161. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization
3 Details of the special items can be found in Attachments 4 through 8

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the company employs more than 3,500 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and the conflict between Russia and Ukraine and other hostilities; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2022 Annual Report on Form 10-K and in other reports that we file with the SEC.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Fourth Quarter Ended		Year Ended
(In thousands except per share amounts)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$421,043	$434,578	$1,665,187	$1,757,109
Cost of sales	341,328	336,159	1,316,145	1,413,229
Gross margin	79,715	98,419	349,042	343,880
Selling, general, and administrative expense	39,858	46,672	157,911	169,338
Research and development expense	6,442	6,881	27,540	28,977
Restructuring expense (income)	630	13	3,824	1,573
Other — net	5,145	5,662	23,323	24,237
Operating profit	27,640	39,191	136,444	119,755
Other non-operating (income) expense—net	(569)	(1,738)	(2,710)	(5,250)
Interest expense — net	8,503	7,580	31,323	21,905
Income before income taxes	19,706	33,349	107,831	103,100
Income tax (benefit) expense	238	4,585	12,129	17,110
Net income	$19,468	$28,764	$95,702	$85,990
Basic earnings per share:
Net income per share of common stock	$0.94	$1.40	$4.64	$4.19
Diluted earnings per share:
Net income per share of common stock	$0.93	$1.38	$4.58	$4.14
Weighted-average number of shares of common stock outstanding:
Basic	20,644	20,537	20,619	20,511
Diluted	20,936	20,790	20,911	20,760

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$13,294	$13,101
Accounts receivable, net	192,747	215,211
Inventories, net	441,597	423,080
Prepaid and other current assets	61,744	39,056
Total current assets	709,382	690,448
Deferred income taxes	4,908	3,265
Property, plant, and equipment	1,281,622	1,209,205
Less allowances for depreciation, depletion, and amortization	(766,939)	(760,440)
Property, plant, and equipment—net	514,683	448,765
Operating lease, right-of-use assets	57,645	64,249
Intangible assets	133,571	143,219
Other assets	21,664	22,535
Goodwill	320,873	319,498
Total Assets	$1,762,726	$1,691,979
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$38,597	$21,105
Accounts payable	125,663	107,899
Salaries and wages	25,912	35,543
Other liabilities and accrued items	45,773	54,993
Income taxes	5,207	3,928
Unearned revenue	13,843	15,496
Total current liabilities	254,995	238,964
Other long-term liabilities	13,300	12,181
Operating lease liabilities	53,817	59,055
Finance lease liabilities	13,744	13,876
Retirement and post-employment benefits	26,334	20,422
Unearned income	103,983	107,736
Long-term income taxes	3,815	665
Deferred income taxes	20,109	28,214
Long-term debt	387,576	410,876
Shareholders’ equity	885,053	799,990
Total Liabilities and Shareholders’ Equity	$1,762,726	$1,691,979

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows

(Thousands)	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$95,702	$85,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	61,644	53,436
Amortization of deferred financing costs in interest expense	1,712	1,734
Stock-based compensation expense (non-cash)	10,092	8,813
Amortization of pension and post-retirement costs	(1,318)	(146)
(Gain) loss on sale of property, plant, and equipment	20	14
Deferred income tax (benefit) expense	(7,005)	1,733
Net pension curtailments and settlements	142	(551)
Changes in assets and liabilities, net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	23,359	(4,377)
Decrease (increase) in inventory	(18,700)	(63,986)
Decrease (increase) in prepaid and other current assets	(22,663)	(1,604)
Increase (decrease) in accounts payable and accrued expenses	6,631	12,860
Increase (decrease) in unearned revenue	(17,361)	207
Increase (decrease) in interest and taxes payable	3,771	154
Increase (decrease) in unearned income due to customer prepayments	16,676	21,942
Other — net	(8,288)	(261)
Net cash provided by operating activities	144,414	115,958
Cash flows from investing activities:
Payments for acquisition, net of cash acquired	—	(2,971)
Payments for purchase of property, plant, and equipment	(110,550)	(77,608)
Payments for mine development	(9,326)	—
Proceeds from sale of property, plant, and equipment	654	850
Net cash used in investing activities	(119,222)	(79,729)
Cash flows from financing activities:
Proceeds from (repayment of) borrowings under credit facilities, net	8,065	230
Repayment of debt	(15,415)	(19,299)
Principal payments under finance lease obligations	(1,645)	(2,736)
Cash dividends paid	(10,621)	(10,160)
Payments of withholding taxes for stock-based compensation awards	(5,234)	(3,593)
Net cash provided by (used in) financing activities	(24,850)	(35,558)
Effects of exchange rate changes	(149)	(2,032)
Net change in cash and cash equivalents	193	(1,361)
Cash and cash equivalents at beginning of period	13,101	14,462
Cash and cash equivalents at end of period	$13,294	$13,101

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Sales
Performance Materials	$201.1	$197.6	$755.5	$671.5
Electronic Materials	193.9	209.3	805.8	971.9
Precision Optics	26.0	27.7	103.9	113.7
Other	—	—	—	—
Total	$421.0	$434.6	$1,665.2	$1,757.1

Less: Pass-through Metal Cost
Performance Materials	$15.1	$20.0	$66.9	$82.0
Electronic Materials	116.2	111.5	471.1	559.1
Precision Optics	—	—	0.1	0.1
Other	—	0.1	—	1.5
Total	$131.3	$131.6	$538.1	$642.7

Value-added Sales (non-GAAP)
Performance Materials	$186.0	$177.6	$688.6	$589.5
Electronic Materials	77.7	97.8	334.7	412.8
Precision Optics	26.0	27.7	103.8	113.6
Other	—	(0.1)	—	(1.5)
Total	$289.7	$303.0	$1,127.1	$1,114.4

Gross Margin
Performance Materials(1)	$50.5	$57.7	$216.5	$175.1
Electronic Materials(1)	21.5	31.5	100.4	131.5
Precision Optics(1)	7.7	9.2	32.1	37.3
Other	—	—	—	—
Total(1)	$79.7	$98.4	$349.0	$343.9
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8
Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating Profit (Loss)
Performance Materials	$33.0	$37.6	$143.9	$101.4
Electronic Materials	3.8	12.3	28.6	51.3
Precision Optics	(0.4)	1.1	(2.0)	1.9
Other	(8.8)	(11.8)	(34.1)	(34.8)
Total	$27.6	$39.2	$136.4	$119.8

Non-Operating (Income) Expense
Performance Materials	$0.2	$0.1	$0.6	$0.5
Electronic Materials	(0.1)	—	(0.1)	—
Precision Optics	—	(0.6)	(0.6)	(1.3)
Other	(0.7)	(1.2)	(2.7)	(4.4)
Total	$(0.6)	$(1.7)	$(2.8)	$(5.2)

Depreciation, Depletion, and Amortization
Performance Materials	$7.6	$6.8	$31.2	$24.3
Electronic Materials	4.3	4.2	17.0	16.5
Precision Optics	2.6	2.7	11.3	10.5
Other	0.6	0.5	2.1	2.1
Total	$15.1	$14.2	$61.6	$53.4

Segment EBITDA
Performance Materials	$40.4	$44.3	$174.5	$125.2
Electronic Materials	8.2	16.5	45.7	67.8
Precision Optics	2.2	4.4	9.9	13.7
Other	(7.5)	(10.1)	(29.3)	(28.3)
Total	$43.3	$55.1	$200.8	$178.4

Special Items(2)
Performance Materials	$5.6	$—	$6.7	$6.8
Electronic Materials	2.8	0.6	7.3	8.2
Precision Optics	1.6	(0.4)	2.8	0.3
Other	—	0.3	0.1	2.3
Total	$10.0	$0.5	$16.9	$17.6

Adjusted EBITDA Excluding Special Items
Performance Materials	$46.0	$44.3	$181.2	$132.0
Electronic Materials	11.0	17.1	53.0	76.0
Precision Optics	3.8	4.0	12.7	14.0
Other	(7.5)	(9.8)	(29.2)	(26.0)
Total	$53.3	$55.6	$217.7	$196.0

The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.
The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2023	% of VA	December 31, 2022	% of VA	December 31, 2023	% of VA	December 31, 2022	% of VA
Net sales	$421.0		$434.6		$1,665.2		$1,757.1
Pass-through metal cost	131.3		131.6		538.1		642.7
Value-added sales	$289.7		$303.0		$1,127.1		$1,114.4

Net income	$19.5	6.7%	$28.8	9.5%	$95.7	8.5%	$86.0	7.7%
Income tax expense	0.2	0.1%	4.5	1.5%	12.2	1.1%	17.1	1.5%
Interest expense - net	8.5	2.9%	7.6	2.5%	31.3	2.8%	21.9	2.0%
Depreciation, depletion and amortization	15.1	5.2%	14.2	4.7%	61.6	5.5%	53.4	4.8%
Consolidated EBITDA	$43.3	14.9%	$55.1	18.2%	$200.8	17.8%	$178.4	16.0%

Special items
Restructuring and cost reduction	$4.2	1.4%	$—	—%	$11.1	1.0%	$1.5	0.1%
Pension settlement	0.2	0.1%	(0.5)	(0.2)%	0.2	—%	(0.5)	—%
Additional start up resources and scrap	5.6	1.9%	—	—%	5.6	0.5%	4.1	0.4%
Merger and acquisition costs	—	—%	1.0	0.3%	—	—%	12.5	1.1%
Total special items	10.0	3.5%	0.5	0.2%	16.9	1.5%	17.6	1.6%
Adjusted EBITDA	$53.3	18.4%	$55.6	18.3%	$217.7	19.3%	$196.0	17.6%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items such as restructuring and cost reductions (which includes costs associated with temporarily idled facilities as a result of decreased demand), additional start up resources and scrap and merger and acquisition costs. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2023	Diluted EPS	December 31, 2022	Diluted EPS	December 31, 2023	Diluted EPS	December 31, 2022	Diluted EPS
Net income and EPS	$19.5	$0.93	$28.8	$1.38	$95.7	$4.58	$86.0	$4.14

Special items
Restructuring and cost reduction	4.2		—		11.1		1.5
Additional start up resources and scrap	5.6		—		5.6		4.1
Merger and acquisition costs	—		1.0		—		12.5
Pension settlement	0.2		(0.5)		0.2		(0.5)
Provision for income taxes (1)	(2.4)		(0.8)		(4.4)		(3.9)
Total special items	7.6	0.36	(0.3)	(0.01)	12.5	0.60	13.7	0.66
Adjusted net income and adjusted EPS	$27.1	$1.29	$28.5	$1.37	$108.2	$5.17	$99.7	$4.80
Acquisition amortization (net of tax)	2.5	0.12	2.4	0.12	9.8	0.47	9.8	0.47
Adjusted net income and adjusted EPS excl. amortization	$29.6	$1.41	$30.9	$1.49	$118.0	$5.64	$109.5	$5.27
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2023	% of VA	December 31, 2022	% of VA	December 31, 2023	% of VA	December 31, 2022	% of VA
Net sales	$201.1		$197.6		$755.5		$671.5
Pass-through metal cost	15.1		20.0		66.9		82.0
Value-added sales	$186.0		$177.6		$688.6		$589.5

EBITDA	$40.4	21.7%	$44.3	24.9%	$174.5	25.3%	$125.2	21.2%
Restructuring and cost reduction	—	—%	—	—%	1.1	0.2%	—	—%
Additional start up resources and scrap	5.6	3.0%	—	—%	5.6	0.8%	4.1	0.7%
Merger and acquisition costs	—	—%	—	—%	—	—%	2.7	0.5%
Adjusted EBITDA	$46.0	24.7%	$44.3	24.9%	$181.2	26.3%	$132.0	22.4%

Electronic Materials
	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2023	% of VA	December 31, 2022	% of VA	December 31, 2023	% of VA	December 31, 2022	% of VA
Net sales	$193.9		$209.3		$805.8		$971.9
Pass-through metal cost	116.2		111.5		471.1		559.1
Value-added sales	$77.7		$97.8		$334.7		$412.8

EBITDA	$8.2	10.6%	$16.5	16.9%	$45.7	13.7%	$67.8	16.4%
Restructuring and cost reduction	2.8	3.6%	—	—%	7.3	2.2%	0.8	0.2%
Merger and acquisition costs	—	—%	0.6	0.6%	—	—%	7.4	1.8%
Adjusted EBITDA	$11.0	14.2%	$17.1	17.5%	$53.0	15.8%	$76.0	18.4%

Precision Optics
	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2023	% of VA	December 31, 2022	% of VA	December 31, 2023	% of VA	December 31, 2022	% of VA
Net sales	$26.0		$27.7		$103.9		$113.7
Pass-through metal cost	—		—		0.1		0.1
Value-added sales	$26.0		$27.7		$103.8		$113.6

EBITDA	$2.2	8.5%	$4.4	15.9%	$9.9	9.5%	$13.7	12.1%
Restructuring and cost reduction	1.4	5.4%	—	—%	2.6	2.5%	0.6	0.5%
Pension settlement	0.2	0.8%	(0.5)	(1.8)%	0.2	0.2%	(0.5)	(0.4)%
Merger and acquisition costs	—	—%	0.1	0.4%	—	—%	0.2	0.2%
Adjusted EBITDA	$3.8	14.7%	$4.0	14.4%	$12.7	12.2%	$14.0	12.3%

Other
	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2023	% of VA	December 31, 2022	% of VA	December 31, 2023	% of VA	December 31, 2022	% of VA
EBITDA	$(7.5)		$(10.1)		$(29.3)		$(28.3)
Restructuring and cost reduction	—		—		0.1		0.1
Merger and acquisition costs	—		0.3		—		2.2
Adjusted EBITDA	$(7.5)		$(9.8)		$(29.2)		$(26.0)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Gross Margin
Performance Materials	$50.5	$57.7	$216.5	$175.1
Electronic Materials	21.5	31.5	100.4	131.5
Precision Optics	7.7	9.2	32.1	37.3
Other	—	—	—	—
Total	$79.7	$98.4	$349.0	$343.9

Special Items (1)
Performance Materials	$5.6	$—	$6.4	$6.7
Electronic Materials	1.5	—	3.9	5.0
Precision Optics	1.0	—	1.3	—
Other	—	—	—	—
Total	$8.1	$—	$11.6	$11.7

Adjusted Gross Margin
Performance Materials	$56.1	$57.7	$222.9	$181.8
Electronic Materials	23.0	31.5	104.3	136.5
Precision Optics	8.7	9.2	33.4	37.3
Other	—	—	—	—
Total	$87.8	$98.4	$360.6	$355.6
(1) Special items impacting gross margin represent restructuring and cost reduction and additional start up resources and scrap in 2023 and merger and acquisition costs in 2022.